EXHIBIT 10.33

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

DEMAND PROMISSORY NOTE

$25,000.00	January 22, 2014
New York, New York

FOR VALUE RECEIVED, Grandparents.Com, Inc., a Delaware corporation (the “Company”), promises to pay to the order of ____________________ or his registered assigns (the “Holder”), the principal sum of $25,000 with interest compounded annually on the outstanding principal amount at the rate of ten percent (10%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law (the “Applicable Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal of this Promissory Note (this “Note”) until paid in accordance with the provisions hereof. Notwithstanding the foregoing (and for the avoidance of doubt), interest on this Note shall not be due and payable until demand is made or the principle amount is otherwise payable. For purposes of this Note, “Business Day” means any day on which banks in New York, New York are generally open for business.

1.          Maturity. Unless sooner paid in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest under this Note shall become fully due and payable upon the earlier to occur of (1) ON DEMAND or (2) upon the occurrence of one of the following Events of Default: (i) any material default by the Company of any material agreement to which the Company is a party to; or (ii) the failure by the Company to pay any material obligation as such obligation becomes due and payable. Upon the occurrence of any Event of Default, the Holder shall be entitled to receive from the Company the applicable interest rate plus an additional 3% per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) from the original date of this Note to the date of payment.

2.          Prepayment. The Company shall have the right to prepay, upon five (5) Business Days written notice to the Holder, any amounts owed under this Note in whole or in part at any time without the prior written consent of the Holder.

3.          Lost, Stolen, Destroyed or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in case this Note is lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

4.          Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

5.          Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 5 shall be binding upon the Company and the Holder.

6.          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Grandparents.com, Inc.
589 Eighth Avenue, 6th floor

New York NY 10018

If to the Holder:

7.          Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.          Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

9.          Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.        Payments. Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at such address as previously provided to the Company in writing (which address, in the case of the Holder as of the date of issuance hereof, shall initially be the address for the Holder as set forth in Section 6 hereof); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with not less than two (2) Business Days prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

11.        Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

12.        Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

GRANDPARENTS.COM, INC.

By:

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